UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 30, 2015

(Date of earliest event reported)

FORESTAR GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33662	26-1336998
(State or other jurisdiction of	Commission File Number	(I.R.S. Employer
incorporation or organization)		Identification No.)

6300 Bee Cave Road, Building Two, Suite 500
Austin, Texas 78746

(Address of principal executive offices) (zip code)

(512) 433-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On September 30, 2015, Christopher L. Nines, Chief Financial Officer of Forestar Group Inc. (the “Company”), resigned from his position with the Company effective immediately.  In connection with Mr. Nines’ resignation, the Company anticipates that it will enter into a separation agreement with Mr. Nines.

(c) On September 30, 2015, the board of directors (the “Board”) of the Company appointed Charles D. Jehl as Chief Financial Officer of the Company effective immediately.

Mr. Jehl, age 47, has served as the Company’s Executive Vice President — Oil and Gas since February 2015, and as Executive Vice President — Oil and Gas Business Administration from June 2013 to February 2015.  Mr. Jehl served as the Company’s Chief Accounting Officer from 2006 to 2013. Prior to joining the Company, he served as Chief Operations Officer and Chief Financial Officer of Guaranty Insurance Services, Inc. from 2005 to 2006, and he held various other financial management positions within Temple-Inland Inc.’s financial services segment from 1989 to 2006.

There are no family relationships between Mr. Jehl and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.   No material plan, contract or arrangement was entered into connection with his appointment as Chief Financial Officer and no changes were made to his existing compensation arrangements with the Company.

The Company issued a press release on October 2, 2015 announcing Mr. Nines’ resignation as Chief Financial Officer of the Company and Mr. Jehl’s appointment as Chief Financial Officer of the Company. A copy of the press release is filed as Exhibit 99.1 to this report.

Item 9.01.                Financial Statements and Exhibits.

(d) Exhibits.

99.1   Press Release, dated October 2, 2015, entitled “Forestar Announces CFO Transition”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORESTAR GROUP INC.

Date: October 2, 2015	By:	/s/ David M. Grimm
		Name:	David M. Grimm
		Title:	Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated October 2, 2015, entitled “Forestar Announces CFO Transition”